As filed with the Securities and Exchange Commission on March 12, 1996

          Registration No. 333-843

                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                  POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-4
                          REGISTRATION STATEMENT ON
                                   FORM S-8
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                         INTERNATIONAL PAPER COMPANY
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                              NEW YORK               13-0872805
                      (STATE OF INCORPORATION)    (I.R.S. EMPLOYER
                                                  IDENTIFICATION NO.)

          TWO MANHATTANVILLE ROAD
          PURCHASE, NEW YORK  10577
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

          FEDERAL PAPER BOARD COMPANY, INC. 1989 KEY EMPLOYEES
          STOCK OPTION PLAN

          FEDERAL PAPER BOARD COMPANY, INC. 1992 KEY EMPLOYEES
          STOCK OPTION PLAN

          FEDERAL PAPER BOARD COMPANY, INC. 1992 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

          JAMES W. GUEDRY, ESQ.
          VICE PRESIDENT AND SECRETARY
          INTERNATIONAL PAPER COMPANY
          TWO MANHATTANVILLE ROAD
          PURCHASE, NEW YORK  10577
          (914) 397-1500
          (NAME, ADDRESS AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

          This Post-Effective Amendment No. 1 to Registration No. 333-843 on Form S-4 covers shares of the Registrant's Common Stock (including associated Common Share Purchase Rights) originally registered on the Registration Statement on Form S-4 to which this is an amendment. The registration fees in respect of such shares of Common Stock were paid at the time of the original filing of the Registration Statement on Form S-4 relating thereto.


                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

          ITEM 1.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

               The following documents filed with the Securities and Exchange Commission (the "Commission") by the registrant, International Paper Company, a New York corporation (the "Registrant"), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this registration statement.

               1. The Registrant's Annual Report on Form 10-K for the year ended December 31, 1994;

               2. The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995 and Form 10-Q for the quarter ended September 30, 1995, as amended by Form
                    10-Q/A filed on November 16, 1993;

               3. The Registrant's Current Reports on Form 8-K filed January 10, 1995, March 6, 1995,
                    April 11, 1995, April 21, 1995, July 11, 1995,
                    August 30, 1995, November 13, 1995, December 5, 1995, February 2, 1996, February 15, 1996, and
                    March 8, 1996;

               4. The Registrant's registration statement on Form 8-A, dated April 17, 1987, as amended
                    December 14, 1989 (relating to the Rights (as defined therein)), and the related Current Report on Form 8-K, filed April 17, 1987; and

               5. The description of the Registrant's capital stock which is contained in the Registrant's registration statement on Form 8-A, dated July 20, 1976, as amended.

               All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

          ITEM 2.   DESCRIPTION OF SECURITIES

               Not Applicable.

          ITEM 3.   INTERESTS OF NAMED EXPERTS AND COUNSEL

               Certain legal matters with respect to the offering of the shares of Common Stock registered hereby have been passed upon by James W. Guedry, Vice President and Secretary of the Registrant. Mr. Guedry does not own a material or significant amount of the outstanding shares of Common Stock. He participates in the Registrant's Stock Option Plan and in its Salaried Savings Plan, having an interest in a fund under that plan which invests in the Registrant's Common Stock.

          ITEM 4.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

               Section 721 of the New York Business Corporation Law ("NYBCL") provides that, in addition to indemnification provided in Article 7 of the NYBCL, a corporation may indemnify a director or the officer by a provision contained in this certificate of incorporation or by-laws or by a duly authorized resolution of its shareholders or directors or by agreement, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and material to the cause of action, or that such director or officer personally gained in fact a financial profit or other advantage to which he was not legally entitled.

               Section 722(a) of the NYBCL provides that a corporation may indemnify a director or officer made, or threatened to be made, a party to any action other than a derivative action, whether civil or criminal, against judgments, fines, amounts paid in settlement and reasonable expenses actually and necessarily incurred as a result of such action, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, has no reasonable cause to believe that his conduct was unlawful.

               Section 722(c) of the NYBCL provides that a corporation may indemnify a director or officer, made or threatened to be made a party in a derivative action, against amounts paid in settlement and reasonable expenses actually and necessarily incurred by him in connection with the defense or settlement of such action or in connection with an appeal therein if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification will be available under Section 722(c) of the NYBCL in respect of a threatened or pending action which is settled or otherwise disposed of or any claim as to which such director or officer shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines, upon application, that, in view of all the circumstances of the case, the director or officer is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

               Section 723 of the NYBCL specifies the manner in which payment of indemnification under Section 722 of the NYBCL or indemnification permitted under Section 721 of the NYBCL may be authorized by the corporation. It provides that indemnification may be authorized by the corporation. It provides that indemnification by a corporation is mandatory in any case in which the director or officer has been successful, whether on the merits or otherwise, in defending an action. In the event that the director or officer has not been successful or the action is settled, indemnification must be authorized by the appropriate corporate action as set forth in Section 723.

               Section 724 of the NYBCL provides that, upon application by a director or officer, indemnification may be awarded by a court to the extent authorized under
          Section 722 and 723 of the NYBCL contains certain other miscellaneous provisions affecting the indemnification of directors and officers.

               Section 726 of the NYBCL authorizes the purchase and maintenance of insurance to indemnify (1) a corporation for any obligation which it incurs as a result of the indemnification of directors and officers under the above section, (2) directors and officers in instances in which they may be indemnified by a corporation under such section, and (3) directors and officers in instances in which they may not otherwise be indemnified by a corporation under such section, provided the contract of insurance covering such directors and officers provides, in a manner acceptable to the New York State Superintendent of Insurance, for a retention amount and for co-insurance.

               Article VII of the Restated Certificate of
          Incorporation of the Registrant provides in part as follows:

               "Each Director of the Corporation shall be indemnified by the Corporation against expenses actually and necessarily incurred by him in connection with the defense of any action, suit or proceeding in which he is made a party by reason of his being or having been a Director of the Corporation, except in relation to matters as to which he shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of his duties as such Director, provided that such right of indemnification shall not be deemed exclusive of any other rights to which a Director of the Corporation may be entitled, under any by-law, agreement, vote of stockholders or otherwise."

               Article IX of the By-laws, as amended, of the Registrant provides as follows:

               "The Corporation shall indemnify each Officer or Director who is made, or threatened to be made, a party to any action by reason of the fact that he or she is or was an Officer or Director of the Corporation, or is or was serving at the request of the Corporation in any capacity for the Corporation or any other enterprise, to the fullest extent permitted by applicable law. The Corporation may, so far as permitted by law, enter into an agreement to indemnify and advance expenses to any Officer or Director who is made, or threatened to be made, a party to any such action."

               The Registrant has purchased certain liability insurance for its officers and directors as permitted by
          Section 727 of the NYBCL and has entered into indemnity agreements with its directors and certain officers providing indemnification in addition to that provided under the NYBCL as permitted by Section 721 of the NYBCL.

               The Federal Paper Board Company, Inc. 1992 Stock Option Plan for Non-Employee Directors (the "Directors Plan") specifically provides that no member of the Board of Directors shall be liable for anything done or omitted to be done by such member or by any other member of the Board of Directors in connection with the Directors Plan, except as may expressly be provided by statute. The Federal Paper Board Company, Inc. 1992 Key Employees Stock Option Plan (the "1992 Key Employees Plan") provides that no member of the Board of Directors or of the Management Development and Compensation Committee shall be liable for any action or determination made in good faith with respect to the 1992 Key Employees Plan or any options or stock appreciation rights granted under it. The Federal Paper Board Company, Inc. 1989 Key Employees Stock Option Plan (the "1989 Key Employees Plan") provides that no member of the Board of Directors or of the Management Development and Compensation Committee shall be liable for any action or determination made in good faith with respect to the 1989 Key Employees Plan or any options or stock appreciation rights granted under it.

               Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

          ITEM 5.   EXEMPTION FROM REGISTRATION CLAIMED.

               Not Applicable

          ITEM 6.   EXHIBITS.

               5.1 Opinion of James W. Guedry, Vice President and Secretary of the Registrant, regarding the legality of the securities being registered.*

               23.1 Consent of Arthur Andersen L.L.P., independent
                    accountant.

               23.2 Consent of James W. Guedry (included in Exhibit
                    5.1).*

               24.1 Power of Attorney*.

                    *  Previously filed.

          ITEM 7.   REQUIRED UNDERTAKINGS.

               The undersigned registrant hereby undertakes:

               (a)(1)       To file, during any period in which
          offers or sales are being made, a post-effective amendment to this registration statement:

                    (i)   To include any prospectus required by
               Section 10(a)(3) of the Securities Act;

                    (ii)   To reflect in the prospectus any
               facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

                    (iii) To include any material information
               with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (a)(1)(i) and
          (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                  SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post Effective Amendment No. 1 to Registration Statement No. 333-843 on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Purchase, State of New York, on March 12 , 1996.

                                      INTERNATIONAL PAPER COMPANY

                                      By:    /S/ JAMES W. GUEDRY

                                                   James W. Guedry
                                                   Secretary

               Pursuant to the requirements of the Securities Act of 1933, as amended, this Post Effective Amendment No. 1 to Registration Statement No. 333-843 on Form S-4 has been signed below on March 12, 1996, by the following persons in the capacities indicated.

                         NAME                 TITLE

              /S/ JOHN A. GEORGES          Chairman of the
                  John A. Georges          Board, Chief
                                           Executive Officer
                                           and Director
                                           (Principal
                                           Executive Officer)

              /S/  JOHN T. DILLON*         President and Director
                   John T. Dillon

              /S/ C. WESLEY SMITH*         Executive Vice President
                  C. Wesley Smith          and Director

              /S/ MARIANNE M. PARRS        Senior Vice
                   Marianne M. Parrs       President and
                                           Chief Financial Officer
                                           (Principal Financial Officer)

              /S/ ANDREW R. LESSIN         Controller and Chief
                  Andrew R. Lessin         Accounting Officer
                                           (Principal
                                           Accounting
                                           Officer)

              /S/ WILLARD C. BUTCHER*      Director
                  Willard C. Butcher

              /S/ ROBERT J. EATON*         Director
                  Robert J. Eaton

              /S/ STANLEY C. GAULT*        Director
                  Stanley C. Gault

              /S/ THOMAS C. GRAHAM*        Director
                  Thomas C. Graham

              /S/ ARTHUR G. HANSEN*        Director
                  Arthur G. Hansen

              /S/ DONALD F. MCHENRY*       Director
                  Donald F. McHenry

              /S/ PATRICK F. NOONAN*       Director
                  Patrick F. Noonan

              /S/ JANE C. PFEIFFER*        Director
                  Jane C. Pfeiffer

              /S/ EDMUND T. PRATT, JR.*    Director
                  Edmund T. Pratt, Jr.

              /S/ CHARLES R. SHOEMATE*     Director
                  Charles R. Shoemate

              /S/ ROGER B. SMITH*          Director
                  Roger B. Smith

           *By    /S/ JAMES W. GUEDRY
                  James W. Guedry, Attorney-in-Fact


                              EXHIBIT INDEX

       Exhibit             Description of Exhibit            Page
         No.                                                 No.

         5.1      Opinion of James W. Guedry, Vice
                  President and Secretary of the
                  Registrant, regarding the legality of
                  the securities being registered.*

         23.1     Consent of Arthur Andersen L.L.P.,
                  independent accountant.

         23.2     Consent of James W. Guedry (included in
                  Exhibit 5.1).*

         24.1     Power of Attorney.*

                  *  Previously filed.


                                                       EXHIBIT 23.1

                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants we hereby consent to the incorporation by reference in the Post-Effective Amendment No.l to Form S-4 Registration Statement (333-00843) on Form S-8 Registration Statement of our reports dated February 9, 1995 in International Paper Company's Form 10-K for the year ended December 31, 1994 and our report dated February 13, 1996 included on Form 8-K filed March 8, 1996 and to all references to our Firm included in that Registration Statement.

                              ARTHUR ANDERSEN LLP

     New York, New York
     March 12, 1996